Exhibit (h)(xviii)

FOURTH AMENDMENT TO

AMENDED AND RESTATED

FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment is entered into as of September 20, 2018 (the “Amendment”), by and between Advisers Investment Trust (the “Trust”) on behalf of the series managed by J.O. Hambro Capital Management Limited and listed on Schedule D to the Administration Agreement (as defined below), a Delaware statutory trust, and The Northern Trust Company (“Northern”), an Illinois corporation

WHEREAS, the Trust and Northern are party to an Amended and Restated Fund Administration and Accounting Services Agreement, dated as of December 14, 2016 (as amended by Amendment to Amended and Restated Fund Administration and Accounting Services Agreement, dated as of March 31, 2017, as further amended by Amendment to Amended and Restated Fund Administration and Accounting Services Agreement, dated as of September 19, 2017 and Amendment to Amended and Restated Fund Administration and Accounting Services Agreement, dated as of April 2, 2018 and as otherwise amended, restated or otherwise modified from time to time prior to the date hereof, the “Administration Agreement”), wherein Northern agreed to provide certain services to the Trust; and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Trust and Northern wish to make certain amendments to the Administration Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Administration Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENT.

(a)	Schedule B (Fund Administration Services Description) to the Administration Agreement is hereby amended by replacing such schedule with the Schedule B attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Administration Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Administration Agreement in the Administration Agreement and all schedules thereto shall mean and be a reference to the Administration Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Trust and Northern has caused this Amendment to be signed and delivered by its duly authorized representative.

ADVISERS INVESTMENT TRUST

By:	/s/ Barbara J. Nelligan
Name:	Barbara J. Nelligan
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Scott Denning
Name:	Scott Denning
Title:	Senior Vice President

SCHEDULE B

FUND ADMINISTRATION SERVICES

Northern shall provide the following services, in each case, subject to the direction of the Trust and in accordance with the policies and procedures established by the Trust:

Description of Administration Services on a Continuous Basis:

•

As requested, consult with the Trust’s officers, independent accountants, legal counsel, custodian, fund accountant, distributor and transfer agent in establishing the financial administrative policies and procedures of the Trust;

•	Provide a President/Principal Executive Officer and Secretary.

•	Provide necessary office space and equipment for the day-to-day management of the Trust;

•	Maintain Board and regulatory filing calendars;

•

Prepare for filing with the Securities and Exchange Commission (“SEC”) the following documents (as required): Form N-CEN, Form N-CSR, Form N-Q, Form N-PORT, Form N-PX, Form N-MFP, Form N-CR, Form N-LIQUID and all amendments to the Registration Statements, including annual updates of the Prospectus(es) and Statements Additional Information for each Fund and any supplements thereto;

•	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of related payment, if necessary;

•	Work with vendor and adviser to prepare and file necessary blue sky filings as required by the laws of individual states and U.S. jurisdictions;

•

Obtain and maintain the Trust’s fidelity bond and directors and officers errors and omissions insurance policies at the expense of the Funds and coordinate the fidelity bond filing under Rule 17g-1 with the SEC;

•	Work with Fund counsel in the preparation and filing with the SEC of proxy statements;

•	Attend and assist in the conduct of shareholder meetings and prepare scripts for and minutes of such meetings;

•	Advise and consult with Trust management and the investment adviser on matters pertaining to new Fund launches or new share classes, and assist with the deregistration of a Fund/class when applicable;

•

Prepare and review with Fund counsel and Trust management the agenda, resolutions and notices for all requested Board of Trustees and Committee meetings, attend meetings as appropriate or requested, prepare minutes for Board and Committee meetings;

•

Maintain books and records for information under the control of or produced by Northern Trust for each Fund as required under Rule 31a-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), and comply with SEC requirements in advance of and during examinations;

•

Assist each Fund in the production of documentation for routine regulatory examinations of the Trust and each Fund relative to Board and Committee meetings and filings described herein and work closely with the legal counsel in response to any non-routine regulatory matters;

•

Maintain awareness of significant emerging regulatory and legislative developments that may affect the Trust or the Funds and update the Board, Trust management, and the applicable investment adviser on such developments;

•

Monitor each Fund’s status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended, and advise Trust management and the applicable investment adviser of any potential or actual violations;

•

Provide periodic testing of the Fund(s) requirements under the 1940 Act and limitations contained in the Registration Statements as may be mutually agreed upon, including compliance reporting to the designated Officer(s) of the Trust;

•	Compute tax basis provisions for both excise and income tax purposes;

•

Facilitate and support the preparation of the Trust’ federal and state tax returns (including Form 1120-RIC, Form 8613, and any applicable state returns) and extension requests by the Trust’s independent accountants, review the tax returns prepared by the Trust’s independent accountants for consistency with Northern’s tax provisions and knowledge of the Trust, and provide copies to the Trust’s Treasurer for review, execution and filing;

•

Prepare any supplemental tax information that is required at calendar year-end for mailing to shareholders or designated parties (including the ICI primary and secondary layouts sent to the broker dealer community);

•	Calculate annual minimum distribution calculations (income and capital gain) prior to their declaration;

•	Coordinate the audit of the Trust’s financial statements by the Trust’s independent accountants and provide applicable fund information, as requested, and office facilities for audits as necessary;

•	Provide applicable fund information, as requested, in connection with audits and examinations by regulatory bodies;

•

Prepare the annual and semi-annual shareholder reports (not including any Shareholder Letters or Management’s Discussion of Fund Performance) for typesetting by a financial printer (and facilitate subsequent changes to the typeset drafts) and the quarterly schedules of investments;

•

Prepare for review by the designated Officer(s) of the Trust annual fund expense budgets, perform accrual analyses and roll forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Trust’s expenses and obtain authorization of accrual changes and expense payments;

•

Prepare and furnish total return performance information for the Fund(s), including such information on an after-tax basis, calculate in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Trust management;

•	Provide sub-certifications in connection with the requirements of the Sarbanes-Oxley Act of 2002 with respect to services provided by Northern;

•	Provide Northern’s Compliance Program for Registered Fund Clients annually; and

•	Provide the results of testing of the key controls of Northern’s Compliance Program for Registered Fund Clients quarterly.

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